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                                                                     Exhibit 3.2

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                    PEPSI-COLA PUERTO RICO BOTTLING COMPANY





                      ARTICLE I. - MEETINGS OF SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation for the election of directors and the transaction of other business shall be held during the month of January in each year and on the date and at the time and place that the board of directors determines. If any annual meeting is not held, by oversight or otherwise, a special meeting shall be held as soon as practicable, and any business transacted or election held at that meeting shall be as valid as if transacted or held at the annual meeting.

     Section 2. Special Meetings. Special meetings of the shareholders for any purpose shall be held when called by the president or the board of directors, or when requested in writing by the holders of not less than fifty-one percent of the voting power of all the shares entitled to vote. A meeting requested by shareholders shall be called for a date not less than ten nor more than sixty days after the request is made, unless the shareholders requesting the meeting designate a later date. The secretary shall issue the call for the meeting, unless the president, the board of directors, or shareholders requesting the meeting designate another person to do so. The shareholders at a special meeting may transact only business that is related to the purposes stated in the notice of the special meeting.

     Section 3. Place. Meetings of shareholders may be held either within or outside the State of Delaware.

     Section 4. Notice. A written notice of each meeting of shareholders, stating the place, day and time of the meeting, and in the case or a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at the meeting, not less than ten nor more than sixty days before the date set for the meeting, either personally or by first-class mail, by or at the direction of the president, the secretary, or the officer or other persons calling the meeting. If mailed, the notice shall be considered delivered when it is deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears in the records of the corporation.

     Section 5. Waivers of Notice. Whenever any notice is required to be given to any shareholder of the corporation under these by-laws, the certificate of incorporation, or the General Corporation Law of the State of Delaware, a written waiver of notice, signed at any time by the person entitled to notice shall be equivalent to giving notice. Attendance by a shareholder entitled to vote at a meeting, in person or by proxy, shall also constitute a waiver of notice of the meeting, except when the shareholder attends a meeting solely for the purpose, expressed at the beginning of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.


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     Section 6. Closing Transfer Books or Fixing Record Date. For the purpose of determining the shareholders for any purpose, the board of directors may either require the stock transfer books to be closed for up to sixty days or fix a record date, which shall be not more than sixty days before the date on which the action requiring the determination is to be taken. If the purpose is to determine shareholders entitled to vote at a meeting, the books shall be closed, and the record date shall be set at least ten days before the date on which the action is to be taken. If the transfer books are not closed and no record date is fixed for the determination of shareholders, the date on which notice of the meeting is mailed or the date on which the board of directors adopts a resolution declaring the dividend or authorizing the action that would require a determination of shareholders shall be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, that determination shall apply to any adjournment of the meeting, unless the board of directors fixes a new record date.

     Section 7. Voting Record. At least ten days but not more than sixty days before each meeting of shareholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at the meeting, listing each shareholder's address and the number, class and series of shares that he holds. For ten days before the meeting, the list shall be kept on file at the corporation's registered office or its principal place of business, and any shareholder may inspect the list any time during normal business hours. The list shall also be produced and kept open at the time and place of the meeting, at which time any shareholder may inspect the list.

     If the requirements of this section have not been substantially complied with, the meeting, on the demand of any shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no demand for adjournment is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at the meeting.

     Section 8. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the votes of the shares entitled to vote on the matter is the act of the shareholders, unless otherwise provided by law. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. After a quorum has been established at a shareholders' meeting, a withdrawal of shareholders that reduces the number of shareholders entitled to vote at the meeting below the number required for a quorum does not affect the validity of an adjournment of the meeting or any action taken at the meeting prior to the shareholder's withdrawal.

     Treasury shares, shares of stock of this corporation owned by another corporation, the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation that it holds in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any time. The chairman of the board, the president, any vice president, the secretary, and the treasurer of a corporate shareholder are presumed to possess, in that order, authority to vote shares standing in the name of a corporate shareholder, absent a bylaw or other instrument of the corporate shareholder designating some other officer, agent or proxy to vote the shares. Shares held by an administrator, executor, guardian, or conservator may be voted by him without a transfer of the shares into his name. A trustee may vote shares standing in his name, but no trustee may vote shares that are not transferred into his name. If he is authorized to do so by an appropriate order of the court by which he was appointed, a receiver nay vote shares standing in his name or held by or under his control, without transferring the shares into his name. A shareholder whose shares are pledged may vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares unless the instrument creating the pledge provides otherwise.

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     On and after the date on which  written  notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption to the holders thereof, upon surrender of certificates thereof, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

     Section  9.  Action  by  Shareholders  without a  Meeting.  Notwithstanding
Section 228 of the General Corporation Law of the State of Delaware, any action to be taken at any annual or special meeting of shareholders of the corporation may be taken without a meeting and without prior notice and without a vote, only if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote thereon.

                             ARTICLE II - DIRECTORS

     Section 1. Function. The business of this corporation shall be managed and its corporate powers exercised by the board of directors.

     Section 2. Number. The number of directors of the Corporation shall not be more than nine (9) nor less than one (1). The number of directors may be increased or decreased from time to time by amendment of these by-laws, but no decrease shall have the effect of shortening the term of any incumbent director, unless the director is removed in the manner provided herein.

     Section 3. Qualification. Each member of the board of directors must be an adult. A director need not be a resident of Delaware or a shareholder of the corporation.

     Section 4. Election and Term. At each annual meeting, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor is elected and qualifies or until his earlier resignation, removal from office or death.

     Section 5. Compensation. The board of directors has authority to fix the compensation of the directors, as directors and as officers.

     Section 6. Duties of Director. A director shall perform his duties as a director including his duties as a member of any committee of the board upon which he serves, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with the care that an ordinarily prudent person in a similar position would use under similar circumstances.

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     Section 7.  Presumption  of Assent.  A director of the  corporation  who is present at a meeting of the board of directors at which action on any corporate matters taken is presumed to have assented to the action unless he votes against it or expressly abstains from voting on it because of an asserted conflict of interest.

     Section 8. Vacancies. Unless filled by the shareholders, any vacancy occurring on the board of directors, including any vacancy created because of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even if the number of remaining directors does not constitute a quorum of the board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

     Section 9. Removal of Directors. At a meeting of shareholders called for that purpose, the shareholders, by a vote of the holders of a majority of the shares entitled to vote at an election of directors, may remove any director, or the entire board of directors, with or without cause, and may fill any vacancy or vacancies created by the removal.

     Section 10. Quorum and Voting. At least one third of the total number of directors constitutes a quorum for the transaction of business. The act of at least one third of the total number of directors at a meeting at which a quorum is present is the act of the board of directors.

     Section 11. Place of Meetings. Regular and special meetings of directors may be held within or outside the State of Delaware.

     Members of the board of directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Section 12. Regular Meetings. A regular meeting of the board of directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than the resolution.

     Section 13. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors consistent with the terms hereof.

     Section 14. Notice of Meetings. Written notice of the time and place of special meetings of the board of directors shall be given to each director by either personal delivery or by first Class United States mail, tele-facsimile or electronic mail at least two days before the meeting. Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting.

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     Attendance of a director at a meeting constitutes a waiver of notice of the meeting and all objections to the time and place of the meeting, or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of the meeting.

     A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any adjourned meeting shall be given to the directors who were not present at the time or the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

     The directors shall act only as a board, and the individual directors shall have no power as such, except that any action required by law to be taken at a meeting of the directors of a corporation, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, is filed in the minutes of the proceedings of the board. Such consent shall have the same effect as a unanimous vote.

     Section 15. Director Conflicts of Interest. No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors which authorizes, approves or ratifies such contract or transaction or because his vote is counted for such purpose if (a) the fact of such relationship or interest is disclosed or known to the board of directors which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board or the shareholders.

     Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors which authorizes, approves or ratifies such contract or transaction.

                             ARTICLE III - OFFICERS

     Section 1. Officers. The officers of the corporation shall consist of a president, a secretary, and a treasurer, and may include one or more vice presidents, one or more assistant secretaries, and one or more assistant treasurers. The officers shall be elected at the first meeting of the board of directors following the annual meeting of the shareholders in each year. The board may from time to time elect or appoint other officers, assistant officers and agents who shall have the authority to perform the duties prescribed by the board. All officers shall hold office until their successors have been appointed and have qualified or until their earlier resignation, removal from office or death. One person may hold any two or more offices. The failure to elect a president, secretary, or treasurer shall not affect the existence of the corporation.

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     Section 2. President. The president,  subject to the direction of the board of directors, is responsible for the general and active management of the business and affairs of the corporation, has the power to sign certificates of stock, bonds, deeds, and contracts for the corporation, and shall preside at all meetings of the shareholders.

     Section 3. Vice President. Each vice president has the power to sign bonds, deeds, and contracts for the corporation and shall have the other powers and perform the other duties prescribed by the board of directors or the president. Unless the board otherwise provides, if the president is absent or unable to act, the vice president who has served in that capacity for the longest time and who is present and able to act, shall perform all of the duties and may exercise any of the powers of the president. Any vice president may sign, with the secretary or assistant secretary, certificates for stock of the corporation.

     Section 4. Secretary. The secretary shall have the power to sign contracts and other instruments for the corporation and shall (a) keep the minutes of the proceedings of the shareholders and the board of directors in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, (c) maintain custody of the corporate records and the corporate seal, attest to the signatures of officers who execute documents on behalf of the corporation, and assure that the seal is affixed to all documents of which execution on behalf of the corporation under its seal is duly authorized, (d) keep a register of the post office address of each shareholder that shall be furnished to the secretary by the shareholder, (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which have been authorized by resolution of the board of directors, (f) have general charge of the stock transfer books of the corporation, and (g) in general perform all duties incident to the office of secretary and other duties as from time to time may be prescribed by the president or the board of directors.

     Section 5. Treasurer. The treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation, (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit monies in the name of the corporation in the banks, trust companies, or other depositories as shall be selected by the board of directors, and (c) in general perform all the duties incident to the office of treasurer and other duties as from time to time may be assigned to him by the president or the board of directors. It required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in the sum and with the surety or sureties that the board of directors so determines.

     Section 6. Removal of Officers. An officer or agent elected or appointed by the board of directors may be removed by the board whenever in its judgment the removal of the officer or agent will serve the best interests of the corporation. Removal shall be without prejudice to any contract rights of the person removed. The appointment of any person as an officer, agent, or employee of the corporation does not create any contract rights. The board of directors may fill a vacancy, however occurring, in any office.

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     Section 7. Salaries. The board of directors from time to time shall fix the salaries of the officers, and no officer shall be prevented from receiving his salary merely because he is also a director of the corporation.

                          ARTICLE IV - INDEMNIFICATION

     Section 1. Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the state of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the state of Delaware or such other court shall deem proper.

     To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this section, or in defense of any claim, issue or matter therein, be shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 2. Authorization. Any indemnification under Section 1 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 of this Article. Such determination shall be made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (c) by the shareholders.

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     Section 3. Expense Advance.  Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.
Such  expenses  incurred  by  other  employees,   trustees  and  agents  of  the
corporation may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     Section 4. Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 5. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Section 6. "The Corporation," Etc. For the purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to such a constituent corporation if its separate existence had continued.

     For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

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     The  indemnification  and  advancement of expenses  provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                         ARTICLE V - STOCK CERTIFICATES

     Section 1. Issuance. Every shareholder in this corporation is entitled to have a certificate, evidencing all shares to which he is entitled. No certificate shall be issued for any share until the share is fully paid.

     Section 2. Form. Certificates evidencing shares in this corporation shall be signed by, or in the name of the corporation by the chairman or vice chairman of the board of directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, and may be sealed with the seal of this corporation or a facsimile of the seal. Unless the shares of stock of the corporation are registered pursuant to every applicable securities law, each certificate shall bear an appropriate legend restricting the transfer of the shares evidenced by that certificate.

     Section 3. Lost, Stolen, or Destroyed Certificates. The corporation may issue a new certificate in the place of any certificate previously issued if the shareholder of record (a) makes proof in affidavit form that the certificate has been lost, destroyed, or wrongfully taken, (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim, (c) if requested by the corporation, gives bond in the form that the corporation directs, to indemnify the corporation, the transfer agent, and the registrar against any claim that may be made concerning the alleged loss, destruction, or theft of a certificate, and (d) satisfies any other reasonable requirements imposed by the corporation.

     Section 4. Restrictive Legend. Every certificate evidencing shares that are restricted as to sale, disposition, or other transfer shall bear a legend summarizing the restriction and stating that a full statement of the restriction is on file with the secretary of the corporation.

                             ARTICLE VI - DIVIDENDS

     The board of directors from time to time may declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                               ARTICLE VII - SEAL

     The corporate seal shall have the name of the corporation and the word "seal" inscribed on it, and may be a facsimile, engraved, printed, or an impression seal.

                            ARTICLE VIII - AMENDMENT

     These bylaws may be repealed or amended, any additional bylaws may be adopted, by either a vote of the full board of directors or by a vote of the holders of all the issued and outstanding shares entitled to vote, but the board of directors may not amend or repeal any bylaw adopted by shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.

                           ARTICLE IX - MISCELLANEOUS

     Section 1. Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors may from time to time designate.

     Section 2. Contracts. Except as otherwise provided in these bylaws, the board of directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

     Section 3. Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by one or more officers or employees as the board of directors shall from time to time determine.

     Section 4. Balance Sheets and Profit and Loss Statements.

          (1) Unless modified by resolution of the shareholders, not later than four months after the close of each fiscal year, the corporation shall prepare:

               (a) a balance sheet showing in reasonable detail the financial condition of the corporation at of the close of its fiscal year.

               (b) a profit and loss statement showing the results of its operation during its fiscal year.

          (2) Upon the written request of any shareholder, the corporation shall mail to such shareholder a copy of the most recent balance sheet and profit and loss statement of the corporation.

          (3) Such balance sheet and profit and loss statement shall be filed in the registered office of the corporation in the state of Delaware, shall be kept for at least five years and shall be subject to inspection during business hours by any shareholder in person or by agent.

     Section 5. Corporate Books and Records.

          (1) The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, board of directors and committees of directors.

          (2) The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series of the shares held by each shareholder.

          (3) Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

          (4) Any shareholder, upon written demand, stating a proper purpose therefor, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

                    PEPSI-COLA PUERTO RICO BOTTLING COMPANY
                          CERTIFICATE OF AMENDMENT TO
                          AMENDED AND RESTATED BY-LAWS


     The undersigned, Secretary of Pepsi-Cola Puerto Rico Bottling Company (the "Corporation"), hereby certifies that the following amendments to the Amended and Restated By-laws of the Corporation (the "By-laws") were approved in a meeting of the Board of Directors of the Corporation held on January 24, 1998:

     Sections 1, 2, 3 and 4 of Article IV of the By-laws are hereby amended and modified in their entirety to read as follows:

                          ARTICLE IV - INDEMNIFICATION

     Section 1. Indemnification. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is treated to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the state of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the state of Delaware or such other court shall deem proper.

     (c) To the extent that any person referred to in the preceding two paragraphs has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 2. Authorization. Any indemnification under paragraphs (a) and (b) of Section 1 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph (a) or (b) of Section 1 of this Article. Such determination shall be made, at the option of the person seeking indemnification, by one of the following: (a) by the board of directors by a majority vote of directors who are not parties to such action, suit or proceedings, or (b) by independent legal counsel selected by the person seeking indemnification from among the law firms listed in Schedule or which are otherwise reasonably acceptable to the corporation, in a written opinion or (c) if agreed upon by the corporation, by the shareholders. In making such determination, the person seeking indemnification under this Article shall be presumed to have met the applicable standard of conduct set forth in Section 1 of this Article, which presumption may be rebutted with evidence to the contrary. This determination shall be made by the board of directors or independent legal counsel, as the case, may be, as promptly as possible after submission to such board of directors or legal counsel, and, to the extent possible, within 30 days of such submission a determination made in accordance with, this Section shall not be deemed to affect any right to judicial review of such determination that a person seeking indemnification under this Article may have under applicable law.

     Section 3 Expense Advance. Expenses incurred by a present or former officer or director in defending a civil or criminal action, suit, investigation or administrative matter (hereinafter called "Indemnifiable Events") in which such person is named as a party, subject or witness, or brought against such person, by reason of his serving or acting, or having served or acted as a director or officer, or arising or allegedly arising, directly or indirectly, out of any act, omission, occurrence or event involving such person, shall be paid by the corporation in advance of the final disposition or completion of such Indemnifiable Event upon the written request of such person and compliance with the other recipients of this Section. A person requesting payments under this Section shall be required to execute an undertaking to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized herein and furnish or file with the corporation any other document required by law. Unless required by law, such undertaking need not be secured. After receipt by the corporation of such executed undertaking and any other documents, required by law, payment shall be made by the corporation promptly after receipt by it of a reasonably detailed invoice for any such expenses, certified by the person seeking reimbursement or the payment of the invoice, to the effect that such expense was actually incurred by him in connection with his defense of a claim for which indemnification could be sought under this Article. It is the intent of the corporation that the provisions of this Article be mandatory in operation and not subject to the discretion of the corporation. Further, fees and expenses shall be recoverable from the corporation, by any person adjudged or determined to be entitled to indemnity hereunder, if such fees and expenses are incurred in order to enforce this Article with respect to advancement of expenses or indemnification.

     Expenses   incurred  by  other  employees,   trustees  and  agents  of  the
corporation may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     Section 4. Contractual Rights: Applicability of Amendments Interpretation. The rights under this Article to Indemnification and to the advancement or reimbursement of expenses, (i) are and shall be contract rights based upon good and valuable consideration, pursuant to which the persons in favor of whom such rights are created may sue as if the provisions of this Article were set forth in a separate written contract or contracts between such persons and the corporation, and (ii) shall continue and remain available and enforceable, after any revocation or restricted modification thereof, as to Indemnifiable Events occurring or having occurred prior to such relocation or modification. To the extent that any amendment to this Article (including the Amendment adopted on January 24, 1998) establishes specific procedures relating to indemnification and advancement of expenses or grants additional rights to persons covered hereunder, such procedures and additional rights shall only be applicable with respect to Indemnifiable Events relating to events or actions or omissions by such persons in their capacity as director, officer, employee or agent of the corporation, in each case occurring after the date of such amendment. This
Article is intended to grant indemnification to persons covered hereby only to the maximum extent permitted by applicable law.

     The other Sections of Article IV of the By-laws shall remain unmodified, unaltered and unchanged and in full force and effect.

     Except for the amendments set forth above, the By-laws have not been otherwise amended, repealed or revoked.

     This Certificate of Amendment of the By-laws of Pepsi-Cola Puerto Rico Bottling Company is issued on this 11th day of June, 1998.

                                          PEPSI-COLA PUERTO RICO
                                          BOTTLING COMPANY


                                          By: /s/ Lawrence Odell
                                              ----------------------------------
                                                  Secretary

[Seal]

                     PEPSI-COLA PUERTO RICO BOTTLING COMPANY

                               AMENDMENT TO BYLAWS

        (Adopted pursuant to a Board resolution dated December 29, 1998)

     WHEREAS, the Bylaws of the Company currently provide that an annual meeting of stockholders shall occur in the month of January;

     WHEREAS, the Company desires to have more flexibility in determining the date of the annual stockholders' meeting; and

     WHEREAS, the Company desires that its Bylaws be amended to provide that the Board of Directors may determine the date, time and place of the annual meeting of stockholders in its sole discretion; it is

          RESOLVED, that Article I, Section 1 of the Company's Bylaws are hereby amended to read as follows:

          The annual meeting of the shareholders of the corporation for the election for directors and the transaction of other business shall be held on a date and at a time and place to be determined by the board of directors.